UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  March 29, 2010

Game Trading Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141521	20-5433090
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10957 McCormick Road, Hunt Valley, Maryland	21031
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(410) 316-9900

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2010, the board of directors of Game Trading Technologies, Inc. (the “Company”) appointed David Cox as a director of the Company.  There is no understanding or arrangement between Mr. Cox and any other person pursuant to which Mr. Cox was selected as a director.  Mr. Cox does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

Mr. Cox is currently Senior Vice President of Sales and Distribution at MTV Games, a division of Viacom, who is best known for their portfolio of music brands such as RockBand, Beatles RockBand, and Lego RockBand. Mr. Cox has had an extensive career in video games over the past 19 years, with high level positions in multiple segments including publishing, accessories, and one of the major console manufacturers.  During his career, Mr. Cox has held executive and senior level sales positions at SONY Computer Entertainment America, Midway Games, InterAct Accessories, Eidos Interactive, and Acclaim Entertainment.  Mr. Cox received a B.S. in business management from Southern Illinois University. Mr. Cox’s wealth of experience and knowledge from various perspectives of the video game industry will complement a board that is already strong in retail relationships and operational strategy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAME TRADING TECHNOLOGIES, INC.
Date: April 2, 2010	By:	/s/ Todd Hays
Todd Hays
Chief Executive Officer